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                                                               Exhibit (h)(1)(c)

                                  AMENDMENT TO
                            ADMINISTRATION AGREEMENT

     This Amendment is made as of December 14, 2005, and effective as of January 1, 2006, is between THE HIRTLE CALLAGHAN TRUST (the "Trust") and BISYS Fund Services Ohio, Inc. ("BISYS"). The parties hereby amend the Administration Agreement between the Trust and BISYS dated as of January 1, 2003 (as amended, the "Agreement"), as set forth below.

     WHEREAS, the parties hereto wish to extend the term of the Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

     2. Section 5 of the Agreement, entitled "Term," shall be amended by replacing the first paragraph of the Section with the following:

               This Agreement shall continue in effect until December 31, 2006 (the "Initial Term"). In addition, this Agreement may be terminated prior to the end of the Initial Term by mutual agreement of the parties or immediately for "cause", as defined below.

     3. The remaining provisions of Section 5 shall be construed as if set forth at length in this Amendment as applicable to the "Initial Term" as defined in this Amendment.

     4. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     5. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

                                    * * * * *

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                        THE HIRTLE CALLAGHAN TRUST


                                        By: /s/ Robert Zion
                                            ------------------------------------
                                        Name: Robert Zion
                                        Title: Vice President and Treasurer


                                        BISYS FUND SERVICES OHIO, INC.


                                        By: /s/ Fred Naddaff
                                            ------------------------------------
                                        Name: Fred Naddaff
                                        Title: President


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